                                                                     Exhibit 3.4

                                  BY-LAW NO. 2

                  A by-law respecting the borrowing of money and the issuing of securities by:

                               MEDIA SYNERGY INC.

                        (herein called the "Corporation")

BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Ontario Business Corporations Act (the "Act"), the Directors of the Corporation may, from time to time without the authorization of the Shareholders:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, re-issue, sell or pledge debt obligations of the Corporation;

         (c) subject to Section 20 of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2. The Directors may, from time to time, by resolution delegate any or all of the powers referred to in paragraph 1 of this by-law to a director, a committee of directors or one or more officers of the Corporation.

                 ENACTED by the Directors and sealed with the Corporation's seal

the 4th           day of            August 1993

                                                     /s/ Paul Chen
                                                  ------------------------------
                                                     Paul Chen         President

                                                                (Corporate Seal)


                                                     /s/ Sing Li
                                                  ------------------------------
                                                     Sing Li           Secretary

                                                                (Corporate Seal)

         Resolved that the foregoing by-law is hereby enacted by the directors of the Corporation, pursuant to the Ontario Business Corporations Act is evidenced by the respective signatures hereto of all the directors.

         Dated the         4th       day of August,  1993

/s/ Paul Chen                                /s/ Sing Li
------------------------------               -----------------------------------
    Paul Chen                                Sing Li

         In lieu of confirmation at a general meeting of the shareholders, we the undersigned, being all of the shareholders of the Corporation entitled to vote at a meeting of shareholders, hereby confirm in writing the foregoing by-law in accordance with the Ontario Business Corporations Act.

         Dated the          4th     day of  August,  1993

                                             /s/ Mina Chen
------------------------------               -----------------------------------
Paul Chen                                    Mina Chen


/s/ Pi-Hsia Hsiao
------------------------------
Pi-Hsia Hsiao